Filed Pursuant to Rule 433

Registration No. 333-202524

November 30, 2017

FREE WRITING PROSPECTUS

(To Prospectus dated March 5, 2015,

Prospectus Supplement dated March 5, 2015

Equity Index Underlying Supplement dated March 5, 2015 and
ETF Underlying Supplement dated March 5, 2015)

Linked to:

S&P 500® Index│Russell 2000® Index │EURO Stoxx 50® Index│iShares® MSCI EAFE ETF│iShares® MSCI Emerging Markets ETF

►	200% (2x) exposure to any positive return on the relevant reference asset, subject to a maximum return

►	Protection from 10% of any losses of the relevant reference asset

►	2.5 Year Maturity

►	All payments on the notes are subject to the credit risk of HSBC USA Inc.

The Buffered Accelerated Market Participation SecuritiesTM (“Buffered AMPSTM” or, each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The securities will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or underlying supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-20 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-9 of this document, page S-1 of the accompanying prospectus supplement and page S-2 of the accompanying Equity Index Underlying Supplement or page S-1 of the accompanying ETF Underlying Supplement.

The Estimated Initial Value of the securities on the Pricing Date is expected to be between $945 and $975 per security, for each of the securities, which will be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page FWP-5 and “Risk Factors” beginning on page FWP-9 of this document for additional information.

	Price to Public	Underwriting Discount[1]	Proceeds to Issuer
Per security / Total linked to the SPX	$1,000/
Per security / Total linked to the RTY	$1,000/
Per security / Total linked to the SX5E	$1,000/
Per security / Total linked to the EFA	$1,000/
Per security / Total linked to the EEM	$1,000/

1HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 2.75% and referral fees of up to 1.00% per $1,000 Principal Amount in connection with the distribution of the securities to other registered broker-dealers. In no case will the sum of the underwriting discounts and referral fees exceed 2.75% per $1,000 Principal Amount. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-20 of this free writing prospectus.

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

This free writing prospectus relates to five separate offerings of Buffered AMPSTM by HSBC USA Inc., each linked to the performance of a different Reference Asset as indicated below.

Reference Asset	Market Exposure	Ticker	Maximum Cap[1]	CUSIP
S&P 500® Index	Large-cap US Equities	SPX	At least 15.00%	40435FNA1 / US40435FNA11
Russell 2000® Index	Small-cap US Equities	RTY	At least 18.25%	40435FNB9 / US40435FNB93
EURO STOXX 50® Index	European blue-chip equities	SX5E	At least 40.00%	40435FNC7 / US40435FNC76
iShares® MSCI EAFE ETF	International equities	EFA	At least 16.25%	40435FND5 / US40435FND59
iShares® MSCI Emerging Markets ETF	Global emerging markets equities	EEM	At least 20.00%	40435FNE3 / US40435FNE33

1 Expected range. The actual Maximum Cap with respect to each offering will be determined on the Pricing Date.

Indicative Terms*

Principal Amount	$1,000 per security
Term	2.5 years
Upside Participation Rate	200% (2x) exposure to any positive Reference Return, subject to the relevant Maximum Cap
Buffer Value	With respect to each offering, -10%
Payment at Maturity per Security

If the relevant Reference Return is greater than zero, you will receive the lesser of:

a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

b) $1,000 + ($1,000 × Maximum Cap).

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value:

$1,000 (zero return).

If the relevant Reference Return is less than the relevant Buffer Value:

$1,000 + ($1,000 × (Reference Return + 10%)). For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Value, you will lose some or a significant portion (up to 90%) of your investment.

Reference Return	Final Value – Initial Value Initial Value
Initial Value	See page FWP-5
Final Value	See page FWP-5
Pricing Date	December 20, 2017
Trade Date	December 20, 2017
Original Issue Date	December 26, 2017
Final Valuation Date	June 23, 2020
Maturity Date	June 26, 2020

* As more fully described on page FWP-4

The Securities

HSBC Buffered Accelerated Market Participation SecuritiesTM (Buffered AMPSTM) offer investors an enhanced upside exposure to the upside return of the referenced indices, while providing a pre-defined level of downside buffered protection at maturity.

For investors who seek exposure to the Reference Asset and who believe the Reference Asset will appreciate over the term of the Buffered AMPSTM, the Buffered AMPSTM provide an opportunity for accelerated returns (subject to a Maximum Cap). If the Reference Return is below the Buffer Value, then the Buffered AMPSTM are subject to 1:1 exposure to any potential decline of the relevant Reference Asset beyond -10%.

If the relevant Reference Asset appreciates over the term of the securities, you will realize 200% (2x) of the relevant Reference Asset appreciation up to the relevant Maximum Cap. If the relevant Reference Asset declines, you will lose 1% of your investment for every 1% decline in the relevant Reference Asset beyond the -10% Buffer Value.

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the securities reflecting the 200% (2x) Upside Participation Rate and the Buffer Value of -10%, and assuming a 15.00% Maximum Cap. The actual Maximum Cap with respect to your Buffered AMPSTM will be determined on the Pricing Date.

Information about each Reference Asset

The S&P 500® Index is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index, which is composed of the 3,000 largest U.S. companies as determined by market capitalization.

The Euro Stoxx 50® Index is composed of 50 stocks from the Eurozone portion of the STOXX Europe 600 Supersector indices.

The iShares® MSCI EAFE ETF tracks the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the US and Canada.

iShares® MSCI Emerging Markets ETF tracks the performance of an index composed of emerging market stocks that can predominantly be classified as large and mid-cap.

The graphs above illustrate the performance of the Reference Assets from January 1, 2008 through November 27, 2017. For further information on each Reference Asset, please see “Information Relating to the Securities Linked to the S&P 500® Index,” “Information Relating to the Securities Linked to the Russell 2000® Index,” “Information Relating to the Securities Linked to the EURO STOXX 50® Index,” “Information Relating to the Securities Linked to the iShares® MSCI EAFE ETF,” or “Information Relating to the Securities Linked to the iShares® MSCI Emerging Markets ETF,” as applicable, on page FWP-15, FWP-16, FWP-17, FWP-18, or FWP-19 as applicable, and “The S&P 500® Index,” “The Russell 2000® Index,” “The EURO STOXX 50® Index,” “The iShares® MSCI EAFE ETF,” “The iShares® MSCI Emerging Markets ETF,” as applicable, in the accompanying Equity Index Underlying Supplement or ETF Underlying Supplement, as applicable. We have derived all disclosure regarding the Reference Assets from publicly available information. Neither HSBC USA Inc. nor any of its affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information about the Reference Assets.

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HSBC USA Inc.

Buffered Accelerated Market Participation SecuritiesTM (Buffered AMPSTM)

–	S&P 500® Index

–	Russell 2000® Index

–	EURO STOXX 50® Index

–	iShares® MSCI EAFE ETF

–	iShares® MSCI Emerging Markets ETF

This free writing prospectus relates to five offerings of Buffered Accelerated Market Participation SecuritiesTM. Each of the five securities will have the respective terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and relevant underlying supplement. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or relevant underlying supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the securities and, if the relevant Reference Return is less than the Buffer Value, lose up to 90% of your principal.

This free writing prospectus relates to multiple offerings of securities, each linked to the performance of a specific index or index fund (each, a “Reference Asset”). Each of the five securities will have the Maximum Cap indicated in the table below. The performance of each of the five securities does not depend on the performance of any of the other securities. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the relevant Reference Asset, as described below. The following key terms relate to the offerings of securities:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per security
Reference Asset:	The relevant underlying index or index fund, as indicated below
Reference Asset	Ticker	Upside Participation Rate	Maximum Cap[1]	CUSIP/ISIN
S&P 500® Index	SPX	200%	At least 15.00%	40435FNA1 / US40435FNA11
Russell 2000® Index	RTY	200%	At least 18.25%	40435FNB9 / US40435FNB93
EURO STOXX 50® Index	SX5E	200%	At least 40.00%	40435FNC7 / US40435FNC76
iShares® MSCI EAFE ETF	EFA	200%	At least 16.25%	40435FND5 / US40435FND59
iShares® MSCI Emerging Markets ETF	EEM	200%	At least 20.00%	40435FNE3 / US40435FNE33

[1] Expected with respect to each offering of securities. The actual Maximum Cap for each offering of securities will be determined on the Pricing Date.

Trade Date:	December 20, 2017
Pricing Date:	December 20, 2017
Original Issue Date:	December 26, 2017
Final Valuation Date:	June 23, 2020, subject to adjustment as described under “Additional Terms of the Notes—Valuation Dates” in the relevant accompanying underlying supplement.
Maturity Date:	3 business days after the Final Valuation Date, and expected to be June 26, 2020. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the relevant accompanying underlying supplement.
Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.

Reference Return:	With respect to each Reference Asset, the quotient, expressed as a percentage, calculated as follows: Final Value – Initial Value Initial Value
Final Settlement Value:

If the relevant Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to the lesser of:

(a) $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

(b) $1,000 + ($1,000 × Maximum Cap).

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount (zero return).

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If the relevant Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 10%)).

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value. For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount, subject to the credit risk of HSBC. If the Reference Return is less than the Buffer Value, you will lose some or a significant portion (up to 90%) of your investment.

Buffer Value:	With respect to each offering, -10%
Initial Value:	The Official Closing Value of the relevant Reference Asset on the Pricing Date.
Final Value:	With respect to each of the SPX, the RTY, and the SX5E, the Official Closing Value of such Reference Asset on the Final Valuation Date. With respect to the EFA and the EEM, the Official Closing Value of such Reference Asset on the Final Valuation Date, adjusted by the calculation agent as described under “Additional Terms of the Notes – Antidilution Reorganization Adjustments” in the accompanying ETF Underlying Supplement.
Official Closing Value:	The closing level or closing price, as applicable, of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the value displayed on the relevant Bloomberg Professional® service page (with respect to the SPX, “SPX <INDEX>”, with respect to the RTY, “RTY <INDEX>”, with respect to the SX5E, “SX5E <INDEX>”, with respect to the EFA, “EFA UP <EQUITY>”), and with respect to the EEM, “EEM UP <EQUITY>”), or, for each Reference Asset, any successor page on the Bloomberg Professional® service or any successor service, as applicable. With respect to the EFA and the EEM, the Official Closing Value is also subject to adjustment by the Calculation Agent as described under “Additional Terms of the Notes — Antidilution and Reorganization Adjustments” in the accompanying ETF Underlying Supplement.
Form of Securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.
Estimated Initial Value:	The Estimated Initial Value of the securities will be less than the price you pay to purchase the securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Pricing Date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Risk Factors — The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any.”

The Trade Date, the Pricing Date and the other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the securities.

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GENERAL

This free writing prospectus relates to separate offerings of securities, each linked to a different Reference Asset. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each offering of securities relates to a Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Asset or any component security included in such Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated March 5, 2015, the prospectus supplement dated March 5, 2015 and either the Equity Index Underlying Supplement dated March 5, 2015 (for securities linked to the SPX, the RTY, or the SX5E) or the ETF Underlying Supplement dated March 5, 2015 (for securities linked to the EFA or the EEM), as applicable. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or relevant underlying supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page S-1 of the prospectus supplement and either page S-2 of the Equity Index Underlying Supplement or page S-1 of the ETF Underlying Supplement, as applicable, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and underlying supplements) with the SEC for the offerings to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and relevant underlying supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and these offerings. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement and relevant underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014311/v403645_424b2.htm

The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000119312515078931/d884345d424b3.htm

For securities linked to the SPX, the RTY, or the SX5E:

The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014327/v403626_424b2.htm

For securities linked to the EFA and the EEM:

The ETF Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420415014329/v403640_424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

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PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the relevant Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, equal to the lesser of:

(a)  $1,000 + ($1,000 × Reference Return × Upside Participation Rate); and

(b)  $1,000 + ($1,000 × Maximum Cap).

If the relevant Reference Return is less than or equal to zero but greater than or equal to the Buffer Value, you will receive $1,000 per $1,000 Principal Amount (zero return).

If the relevant Reference Return is less than the Buffer Value, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 10%)).

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Value. For example, if the Reference Return is -30%, you will suffer a 20% loss and receive 80% of the Principal Amount, subject to the credit risk of HSBC. You should be aware that if the relevant Reference Return is less than the Buffer Value, you will lose some or a significant portion (up to 90%) of your investment.

Interest

The securities will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Reference Sponsor and Reference Issuer

With respect to securities linked to the SPX, S&P Dow Jones Indices LLC, a division of S&P Global, is the reference sponsor. With respect to securities linked to the RTY, FTSE Russell is the reference sponsor. With respect to securities linked to the SX5E, STOXX Limited is the reference sponsor. With respect to securities linked to the EFA and the EEM, iShares, Inc. is the reference issuer.

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INVESTOR SUITABILITY

The securities may be suitable for you if:	The securities may not be suitable for you if:

▶   You seek an investment with an enhanced return linked to the potential positive performance of the relevant Reference Asset and you believe the value of such Reference Asset will increase over the term of the securities.

▶   You are willing to invest in the securities based on the Maximum Cap indicated herein with respect to that security offering, which may limit your return at maturity. The actual Maximum Cap for each offering of securities will be determined on the Pricing Date.

▶   You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the relevant Reference Return is less than -10%.

▶   You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

▶   You are willing to forgo dividends or other distributions paid to holders of the stocks included in the relevant Reference Asset or the Reference Asset itself, as applicable.

▶   You do not seek current income from your investment.

▶   You do not seek an investment for which there is an active secondary market.

▶   You are willing to hold the securities to maturity.

▶   You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

▶   You believe the relevant Reference Return will be negative on the Final Valuation Date or that the relevant Reference Return will not be sufficiently positive to provide you with your desired return.

▶   You are unwilling to invest in the securities based on the Maximum Cap indicated herein with respect to that security offering, which may limit your return at maturity. The actual Maximum Cap for each offering of securities will be determined on the Pricing Date.

▶   You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the relevant Reference Return is less than -10%.

▶   You seek an investment that provides full return of principal.

▶   You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

▶   You prefer to receive the dividends or other distributions paid on the stocks included in the relevant Reference Asset or the Reference Asset itself, as applicable.

▶   You seek current income from your investment.

▶   You seek an investment for which there will be an active secondary market.

▶   You are unable or unwilling to hold the securities to maturity.

▶   You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-1 in the accompanying prospectus supplement and either page S-2 of the Equity Index Underlying Supplement or page S-1 of the ETF Underlying Supplement, as applicable. Investing in the securities is not equivalent to investing directly in any of the stocks included in the relevant Reference Asset or the Reference Asset itself, as applicable. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus supplement, prospectus and relevant underlying supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and relevant underlying supplement including the explanation of risks relating to the securities described in the following sections:

▶	“— Risks Relating to All Note Issuances” in the prospectus supplement;

If your securities are linked to the SPX, RTY or SX5E:

▶	“— General Risks Related to Indices” in the Equity Index Underlying Supplement;

If your securities are linked to the SX5E:

▶	“—Securities Prices Generally Are Subject to Political, Economic, Financial and Social Factors that Apply to the Markets in which They Trade and, to a Lesser Extent, Foreign Markets” in the Equity Index Underlying Supplement; and

▶	“—Time Differences Between the Domestic and Foreign Markets and New York City May Create Discrepancies in the Trading Level or Price of the Notes” in the Equity Index Underlying Supplement;

If your securities are linked to the EFA or the EEM:

▶	“— General Risks Related to Index Funds” in the ETF Underlying Supplement;

▶	“— Securities Prices Generally Are Subject to Political, Economic, Financial, and Social Factors that Apply to the Markets in which They Trade and, to a Lesser Extent, Foreign Markets” in the ETF Underlying Supplement; and

▶	“— Time Differences Between the Domestic and Foreign Markets and New York City May Create Discrepancies in the Trading Level or Price of the Notes” in the ETF Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to the decline in the Final Value from the Initial Value beyond the Buffer Value of -10%. Accordingly, if the relevant Reference Return is less than -10%, your Payment at Maturity will be less than the Principal Amount of your securities. You will lose up to 90% of your investment at maturity if the relevant Reference Return is less than the Buffer Value.

The appreciation on the securities is limited by the relevant Maximum Cap.

You will not participate in any appreciation in the value of the relevant Reference Asset (as multiplied by the Upside Participation Rate) beyond the relevant Maximum Cap. The Maximum Cap (to be determined on the Pricing Date) will be at least 15.00% with respect to the securities linked to the SPX, at least 18.25% with respect to the securities linked to the RTY, at least 40.00% with respect to the securities linked to the SX5E, at least 16.25% with respect to the securities linked to the EFA and at least 20.00% with respect to the securities linked to the EEM. You will not receive a return on the securities greater than the relevant Maximum Cap.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive interest payments.

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Changes that affect the relevant Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor or reference issuer of the relevant Reference Asset concerning additions, deletions and substitutions of the constituents included in such Reference Asset and the manner in which the reference sponsor or reference issuer takes account of certain changes affecting those constituents included in such Reference Asset may affect the value of such Reference Asset. The policies of the reference sponsor or reference issuer with respect to the calculation of the relevant Reference Asset could also affect the value of such Reference Asset. The reference sponsor or reference issuer may discontinue or suspend calculation or dissemination of its relevant Reference Asset. Any such actions could affect the value of the securities.

The securities are not insured or guaranteed by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

The Estimated Initial Value of the securities, which will be determined by us on the Pricing Date, will be less than the price to public and may differ from the market value of the securities in the secondary market, if any.

The Estimated Initial Value of the securities will be calculated by us on the Pricing Date and will be less than the price to public. The Estimated Initial Value will reflect our internal funding rate, which is the borrowing rate we pay to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The price of your securities in the secondary market, if any, immediately after the Pricing Date will be less than the price to public.

The price to public takes into account certain costs. These costs, which will be used or retained by us or one of our affiliates, include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the value of the Reference Asset and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If we were to repurchase your securities immediately after the Original Issue Date, the price you receive may be higher than the Estimated Initial Value of the securities.

Assuming that all relevant factors remain constant after the Original Issue Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the Estimated Initial Value on the Pricing Date for a temporary period expected to be approximately 6 months after the Original Issue Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date of the securities based on changes in market conditions and other factors that cannot be predicted.

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The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

The amount payable on the securities is not linked to the value of relevant Reference Asset at any time other than on the Final Valuation Date.

The Final Value will be based on the Official Closing Value of the Reference Asset on the Final Valuation Date, subject to postponement for non-trading days and certain market disruption events. Even if the value of the Reference Asset increases prior to the Final Valuation Date but then decreases on the Final Valuation Date to a value that is less than the Initial Value, the Payment at Maturity will be less, and may be significantly less, than it would have been had the Payment at Maturity been linked to the value of the Reference Asset prior to such decrease. Although the actual value of the Reference Asset on the stated Maturity Date or at other times during the term of the securities may be higher than the Final Value, the Payment at Maturity will be based solely on the Official Closing Value of the Reference Asset on the Final Valuation Date.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Small-capitalization risk.

The RTY tracks companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the respective index level may be more volatile than an investment in stocks issued by larger companies. Stock prices of small-capitalization companies may also be more vulnerable than those of larger companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the RTY to track them. In addition, small-capitalization companies are often less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. These companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and competitive strengths than large-capitalization companies, and are more susceptible to adverse developments related to their products.

Risks associated with non-U.S. companies.

The values of the SX5E, the EFA, and the EEM depend upon the stocks of non-U.S. companies, and thus involves risks associated with the home countries of those non-U.S. companies. The prices of these non-U.S. stocks may be affected by political, economic, financial and social factors in the home country of each applicable company, including changes in that country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the securities. These foreign securities may have less liquidity and could be more volatile than many of the securities traded in U.S. or other securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties. These factors may adversely affect the performance of the SX5E, the EFA, or the EEM and, as a result, the value of the relevant securities.

The securities will not be adjusted for changes in exchange rates.

Although the equity securities that comprise the SX5E and that are held by the EFA and the EEM are traded in currencies other than U.S. dollars, and your securities are denominated in U.S. dollars, the amount payable on your securities at maturity, if any, will not be adjusted for changes in the exchange rates between the U.S. dollar and the currencies in which these non-U.S. equity securities are

FWP-11

denominated. Changes in exchange rates, however, may also reflect changes in the applicable non-U.S. economies that in turn may affect the value of the SX5E, the EFA, or the EEM, and therefore your securities. The amount we pay in respect of your securities on the maturity date, if any, will be determined solely in accordance with the procedures described in this free writing prospectus.

Risks associated with emerging markets.

An investment in the securities linked to the EEM will involve risks not generally associated with investments which have no emerging market component. In particular, many emerging nations are undergoing rapid change, involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal. Many emerging markets suffer from underdevelopment of capital markets and tax regulation. The risk of expropriation and nationalization remains a threat. Guarding against such risks is made more difficult by low levels of corporate disclosure and unreliability of economic and financial data.

The performance and market value of the EFA or the EEM during periods of market volatility may not correlate with the performance of its underlying index as well as the net asset value per share of the EFA or the EEM.

During periods of market volatility, securities underlying the EFA or the EEM may be unavailable in the secondary market, market participants may be unable to calculate accurately its net asset value per share and its liquidity may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the EFA or the EEM. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the EFA or the EEM. As a result, under these circumstances, the market value of shares of the EFA or the EEM may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of the EFA or the EEM may not correlate with the performance of its underlying index as well as its net asset value per share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the relevant Reference Asset relative to its Initial Value. We cannot predict the Final Value of the relevant Reference Asset. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. You should not take this illustration or these examples as an indication or assurance of the expected performance of the relevant Reference Asset to which your securities are linked or the return on your securities. With respect to the securities, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the securities for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Securities” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount to $1,000. The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following:

▶	Principal Amount:	$1,000

▶	Upside Participation Rate:	200%

▶	Buffer Value:	-10%

▶	Hypothetical Maximum Cap:	15.00% (The actual Maximum Cap for each offering of securities will be determined on the Pricing Date and will be at least 15.00% with respect to the securities linked to the SPX, at least 18.25% with respect to the securities linked to the RTY, at least 40.00% with respect to the securities linked to the SX5E, at least 16.25% with respect to the securities linked to the EFA and at least 20.00% with respect to the securities linked to the EEM.).

Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Securities
100.00%	$1,150.00	15.00%
80.00%	$1,150.00	15.00%
60.00%	$1,150.00	15.00%
40.00%	$1,150.00	15.00%
20.00%	$1,150.00	15.00%
15.00%	$1,150.00	15.00%
7.50%	$1,150.00	15.00%
2.00%	$1,040.00	4.00%
1.00%	$1,020.00	2.00%
0.00%	$1,000.00	0.00%
-1.00%	$1,000.00	0.00%
-2.00%	$1,000.00	0.00%
-5.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-15.00%	$950.00	-5.00%
-20.00%	$900.00	-10.00%
-30.00%	$800.00	-20.00%
-40.00%	$700.00	-30.00%
-60.00%	$500.00	-50.00%
-80.00%	$300.00	-70.00%
-100.00%	$100.00	-90.00%

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The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The relevant Reference Return is 2.00%.

Reference Return:	2.00%
Final Settlement Value:	$1,040.00

Because the relevant Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is less than the hypothetical Maximum Cap, the Final Settlement Value would be $1,040.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 2.00% × 200%)

= $1,040.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the relevant Reference Return multiplied by 200% when such Reference Return is positive and, as multiplied by the Upside Participation Rate, equal to or less than the relevant Maximum Cap.

Example 2: The relevant Reference Return is 30.00%.

Reference Return:	30.00%
Final Settlement Value:	$1,150.00

Because the relevant Reference Return is positive, and such Reference Return multiplied by the Upside Participation Rate is greater than the hypothetical Maximum Cap, the Final Settlement Value would be $1,150.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × Maximum Cap)

= $1,000 + ($1,000 × 15.00%)

= $1,150.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Cap when the relevant Reference Return is positive and such Reference Return multiplied by 200% exceeds the relevant Maximum Cap.

Example 3: The relevant Reference Return is -5.00%.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the relevant Reference Return is less than zero but greater than the Buffer Value of -10%, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount (a zero return).

Example 3 shows that you will receive the return of your principal investment where the value of the relevant Reference Asset declines by no more than 10% over the term of the securities.

Example 4: The relevant Reference Return is -30.00%.

Reference Return:	-30.00%
Final Settlement Value:	$800.00

Because the relevant Reference Return is less than the Buffer Value of -10%, the Final Settlement Value would be $800.00 per $1,000 Principal Amount, calculated as follows:

$1,000 + ($1,000 × (Reference Return + 10%))

= $1,000 + ($1,000 × (-30.00% + 10%))

= $800.00

Example 4 shows that you are exposed on a 1-to-1 basis to declines in the value of the Reference Asset beyond the Buffer Value of -10%. YOU MAY LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE S&P 500® INDEX

The disclosure relating to the SPX contained below relates only to the offering of securities linked to the SPX.

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines have been grandfathered in and will continue to be included in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.

The top 5 industry groups by market capitalization as of October 31, 2017 were: Information Technology, Financials, Health Care, Consumer Discretionary and Industrials.

For more information about the SPX, see “The S&P 500® Index” beginning on page S-44 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from January 1, 2008 through November 27, 2017. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SPX on the Final Valuation Date.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE RUSSELL 2000® INDEX

The disclosure relating to the RTY contained below relates only to the offering of securities linked to the RTY.

Description of the RTY

The RTY is designed to track the performance of the small capitalization segment of the United States equity market. All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

RTY constituents are required to have greater than 5% of the company’s voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders in order to be eligible for index inclusion. Current constituents who do not meet this requirement will have until the September 2022 review to meet the requirement or they will be removed from the RTY.

The top 5 industry groups by market capitalization as of October 31, 2017 were: Financial Services, Health Care, Technology, Producer Durables, and Consumer Discretionary.

For more information about the RTY, see “The Russell 2000® Index” beginning on page S-36 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the daily historical closing levels from January 1, 2008 through November 27, 2017. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the RTY on the Final Valuation Date.

FWP-16

INFORMATION RELATING TO THE SECURITIES LINKED TO THE EURO STOXX 50® INDEX

The disclosure relating to the SX5E contained below relates only to the offering of securities linked to the SX5E.

Description of the SX5E

The SX5E is composed of 50 stocks from the Eurozone (Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain) portion of the STOXX Europe 600 Supersector indices. The STOXX Europe 600 Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries and are organized into the following 19 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; financial services; food & beverage; health care; industrial goods & services; insurance; media; oil & gas; personal & household goods; real estate; retail; technology; telecommunications; travel & leisure and utilities.

For more information about the SX5E, see “The EURO STOXX 50® Index” beginning on page S-11 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SX5E

The following graph sets forth the historical performance of the SX5E based on the daily historical closing levels from January 1, 2008 through November 27, 2017. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the SX5E should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SX5E on the Final Valuation Date.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE ISHARES® MSCI EAFE ETF

The disclosure relating to the EFA contained below relates only to the offering of securities linked to the EFA.

Description of the EFA

The EFA seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the European, Australasian, and Far Eastern markets, as measured by the MSCI EAFE® Index, which is the underlying index of the EFA. The returns of the EFA may be affected by certain management fees and other expenses, which are detailed in its prospectus.

As of October 31, 2017 the MSCI EAFE® Index consisted of the following 21 component country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom.

For more information about the EFA, see “The iShares® MSCI EAFE Index Fund” beginning on page S-21 of the accompanying ETF Underlying Supplement.

Historical Performance of the EFA

The following graph sets forth the historical performance of the EFA based on the daily historical closing prices from January 1, 2008 through November 20, 2017. We obtained the closing prices below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical prices of the EFA should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the EFA on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High (Closing) ($)	Quarterly Low (Closing) ($)	Quarterly Close ($)
1/1/2008	3/31/2008	79.22	65.63	71.90
4/1/2008	6/30/2008	78.77	68.06	68.67
7/1/2008	9/30/2008	68.39	52.00	56.30
10/1/2008	12/31/2008	56.42	35.53	44.26
1/1/2009	3/31/2009	45.62	31.56	37.59
4/1/2009	6/30/2009	49.18	37.28	45.81
7/1/2009	9/30/2009	56.31	43.29	54.68
10/1/2009	12/31/2009	57.66	52.42	55.67
1/1/2010	3/31/2010	58.00	49.94	55.98
4/1/2010	6/30/2010	58.09	45.85	46.51
7/1/2010	9/30/2010	55.81	46.45	54.92
10/1/2010	12/31/2010	59.51	53.85	57.87
1/1/2011	3/31/2011	61.98	54.10	60.08
4/1/2011	6/30/2011	64.35	56.70	60.14
7/1/2011	9/30/2011	60.86	46.08	47.78
10/1/2011	12/31/2011	55.87	45.45	49.53
1/1/2012	3/31/2012	55.91	48.99	54.89
4/1/2012	6/30/2012	55.68	46.53	49.96
7/1/2012	9/30/2012	55.58	47.29	53.00
10/1/2012	12/31/2012	56.88	51.63	56.86
1/1/2013	3/31/2013	60.00	56.69	58.98
4/1/2013	6/30/2013	64.14	56.44	57.30
7/1/2013	9/30/2013	65.11	57.02	63.80
10/1/2013	12/31/2013	67.36	62.54	67.10
1/1/2014	3/31/2014	68.19	62.28	67.20
4/1/2014	6/30/2014	70.79	65.68	68.37
7/1/2014	9/30/2014	69.29	63.85	64.12
10/1/2014	12/31/2014	64.54	58.61	60.84
1/1/2015	3/31/2015	66.21	58.29	64.17
4/1/2015	6/30/2015	68.52	63.26	63.49
7/1/2015	9/30/2015	65.61	55.88	57.32
10/1/2015	12/31/2015	62.19	56.99	58.72
1/1/2016	3/31/2016	58.06	50.94	57.16
4/1/2016	6/30/2016	60.16	51.93	55.82
7/1/2016	9/30/2016	59.86	54.50	59.13
10/1/2016	12/31/2016	59.20	56.20	57.73
1/1/2017	3/31/2017	62.60	58.09	62.29
4/1/2017	6/30/2017	67.22	61.44	65.20
7/1/2017	9/30/2017	68.48	64.83	68.48
10/1/2017	11/27/2017*	70.34	68.42	69.92

* This free writing prospectus includes information for the fourth calendar quarter of 2017 for the period from October 1, 2017 through November 27, 2017. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2017.

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INFORMATION RELATING TO THE SECURITIES LINKED TO THE ISHARES® MSCI Emerging Markets ETF

The disclosure relating to the EEM contained below relates only to the offering of securities linked to the EEM.

Description of the EEM

The EEM seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is intended to measure the performance of equity markets in the global emerging markets. As of October 31, 2017, the MSCI Emerging Markets Index consisted of the following 24 component country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Russia, Qatar, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates.

For more information about the EEM, see “The iShares® MSCI Emerging Markets Index Fund” beginning on page S-23 of the accompanying ETF Underlying Supplement.

Historical Performance of the EEM

The following graph sets forth the historical performance of the EEM based on the daily historical closing prices from January 1, 2008 through November 27, 2017. We obtained the closing prices below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical prices of the EEM should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the EEM on the Final Valuation Date.

Quarter Begin	Quarter End	Quarterly High (Closing) ($)	Quarterly Low (Closing)($)	Quarterly Close ($)
1/1/2008	3/31/2008	50.37	42.17	44.79
4/1/2008	6/30/2008	51.70	44.43	45.19
7/1/2008	9/30/2008	45.19	31.33	34.53
10/1/2008	12/31/2008	34.53	18.22	24.97
1/1/2009	3/31/2009	27.09	19.94	24.81
4/1/2009	6/30/2009	34.64	24.81	32.23
7/1/2009	9/30/2009	39.29	30.75	38.91
10/1/2009	12/31/2009	42.07	37.56	41.50
1/1/2010	3/31/2010	43.22	36.83	42.12
4/1/2010	6/30/2010	43.98	36.16	37.32
7/1/2010	9/30/2010	44.77	37.32	44.77
10/1/2010	12/31/2010	48.58	44.77	47.62
1/1/2011	3/31/2011	48.69	44.63	48.69
4/1/2011	6/30/2011	50.21	45.50	47.60
7/1/2011	9/30/2011	48.46	34.95	35.07
10/1/2011	12/31/2011	42.80	34.36	37.94
1/1/2012	3/31/2012	44.76	37.94	42.94
4/1/2012	6/30/2012	43.54	36.68	39.19
7/1/2012	9/30/2012	42.37	37.42	41.32
10/1/2012	12/31/2012	44.35	40.14	44.35
1/1/2013	3/31/2013	45.20	41.80	42.78
4/1/2013	6/30/2013	44.23	36.63	38.57
7/1/2013	9/30/2013	43.29	37.34	40.77
10/1/2013	12/31/2013	43.66	40.44	41.77
1/1/2014	3/31/2014	41.77	37.09	40.99
4/1/2014	6/30/2014	43.95	40.82	43.23
7/1/2014	9/30/2014	45.85	41.56	41.56
10/1/2014	12/31/2014	42.44	37.73	39.29
1/1/2015	3/31/2015	41.07	37.92	40.13
4/1/2015	6/30/2015	44.09	39.04	39.62
7/1/2015	9/30/2015	39.78	31.32	32.78
10/1/2015	12/31/2015	36.29	31.55	32.19
1/1/2016	3/31/2016	34.28	28.25	34.25
4/1/2016	6/30/2016	35.26	31.87	34.36
7/1/2016	9/30/2016	38.20	33.77	37.45
10/1/2016	12/31/2016	38.10	34.08	35.01
1/1/2017	3/31/2017	39.98	35.01	39.39
4/1/2017	6/30/2017	41.93	38.81	41.39
7/1/2017	9/30/2017	45.85	41.05	44.81
10/1/2017	11/27/2017*	47.81	44.81	47.01

* This free writing prospectus includes information for the fourth calendar quarter of 2017 for the period from October 1, 2017 through November 27, 2017. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2017.

FWP-19

EVENTS OF DEFAULT AND ACCELERATION

If the securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Payment at Maturity” in this free writing prospectus. In that case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Reference Return, and the accelerated maturity date will be three business days after the accelerated Final Valuation Date. If a Market Disruption Event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date for the Reference Asset will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated maturity date will also be postponed by an equal number of business days.

If the securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the securities. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC at the price to public less the underwriting discount set forth on the cover page of the pricing supplement to which this free writing prospectus relates, for distribution to other registered broker-dealers, or will offer the securities directly to investors. HSBC Securities (USA) Inc. proposes to offer the securities at the price to public set forth on the cover page of this free writing prospectus. HSBC USA Inc. or one of our affiliates may pay varying underwriting discounts of up to 2.75% and referral fees of up to 1.00% per $1,000 Principal Amount in connection with the distribution of the securities to other registered broker-dealers. In no case will the sum of the underwriting discounts and referral fees exceed 2.75% per $1,000 Principal Amount.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the securities.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice.

We expect that delivery of the securities will be made against payment for the securities on or about the Original Issue Date set forth on the inside cover of this document, which is more than two business days following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than two business days prior to the Original Issue Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-59 in the prospectus supplement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid executory contract with respect to the relevant Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a security as a pre-paid executory contract with respect to the relevant Reference Asset. Pursuant to this approach, and subject to the discussion below regarding “constructive ownership transactions,” we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

Despite the foregoing, U.S. holders (as defined under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement) should be aware that the Internal Revenue Code of 1986, as amended (the “Code”), contains a provision, Section 1260 of the Code, which sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of Section 1260 of the Code to any particular transaction is often uncertain. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the EFA and the EEM (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in the securities is treated as a “constructive ownership transaction,” any long-term

FWP-20

capital gain recognized by a U.S. holder in respect of a security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the security (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the security). Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero.

Although the matter is not clear, there exists a risk that an investment in the securities linked to the Underlying Shares will be treated as a “constructive ownership transaction.” If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a security linked to the Underlying Shares will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each security linked to the Underlying Shares will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a security over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such security for an amount equal to the “issue price” of the security and, upon the date of sale, exchange or maturity of the security, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the security). Accordingly, it is possible that all or a portion of any gain on the sale or settlement of a security linked to the Underlying Shares after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge. U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

We will not attempt to ascertain whether the relevant Reference Asset or any of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If the relevant Reference Asset or one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the relevant Reference Asset and the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if the relevant Reference Asset or one or more of the entities whose stock is included in, or owned by, the relevant Reference Asset, as the case may be, is or becomes a PFIC or a USRPHC.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2019. Based on the Issuer’s determination that the securities are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the relevant Reference Asset or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the relevant Reference Asset or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Additionally, the IRS has announced that withholding under the Foreign Account Tax Compliance Act (as discussed in the accompanying prospectus supplement) on payments of gross proceeds from a sale, exchange, redemption or other disposition of the securities will only apply to dispositions after December 31, 2018.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, any accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$ Buffered Accelerated Market
Participation SecuritiesTM Linked to
the S&P 500® Index

$ Buffered Accelerated Market
Participation SecuritiesTM Linked to
the Russell 2000® Index

$ Buffered Accelerated Market
Participation SecuritiesTM Linked to
the EURO STOXX 50® Index

$ Buffered Accelerated Market Participation SecuritiesTM Linked to the
iShares® MSCI EAFE ETF

$ Buffered Accelerated Market
Participation SecuritiesTM Linked to
the iShares® MSCI Emerging Markets
ETF

November 30, 2017

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-7
Investor Suitability	FWP-8
Risk Factors	FWP-9
Illustrative Examples	FWP-13
Information Relating to the Securities Linked to the S&P 500® Index	FWP-15
Information Relating to the Securities Linked to the Russell 2000® Index	FWP-16
Information Relating to the Securities Linked to the EURO STOXX 50® Index	FWP-17
Information Relating to the Securities Linked to the iShares® MSCI EAFE ETF	FWP-18
Information Relating to the Securities Linked to the iShares® MSCI Emering Markets ETF	FWP-19
Events of Default and Acceleration	FWP-20
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-20
U.S. Federal Income Tax Considerations	FWP-20

Equity Index Underlying Supplement
Disclaimer	S-1
Risk Factors	S-2
The DAX® Index	S-7
The Dow Jones Industrial AverageSM	S-9
The EURO STOXX 50® Index	S-11
The FTSETM 100 Index	S-13
The Hang Seng® Index	S-14
The Hang Seng China Enterprises Index®	S-16
The KOSPI 200 Index	S-19
The MSCI Indices	S-22
The NASDAQ-100 Index®	S-26
The Nikkei 225 Index	S-30
The PHLX Housing SectorSM Index	S-32
The Russell 2000® Index	S-36
The S&P 100® Index	S-40
The S&P 500® Index	S-44
The S&P 500® Low Volatility Index	S-47
The S&P BRIC 40 Index	S-50
The S&P MidCap 400® Index	S-52
The TOPIX® Index	S-55
Additional Terms of the Notes	S-57

ETF Underlying Supplement
Risk Factors	S-1
Reference Sponsors and Index Funds	S-7
The Energy Select Sector SPDR® Fund	S-8
The Financial Select Sector SPDR® Fund	S-10
The Health Care Select Sector SPDR® Fund	S-12
The iShares® China Large-Cap ETF	S-14
The iShares® Latin America 40 ETF	S-17
The iShares® MSCI Brazil Capped ETF	S-19
The iShares® MSCI EAFE ETF	S-21
The iShares® MSCI Emerging Markets ETF	S-23
The iShares® MSCI Mexico Capped ETF	S-25
The iShares® Transportation Average ETF	S-27
The iShares® U.S. Real Estate ETF	S-28
The Market Vectors® Gold Miners ETF	S-29
The Powershares QQQ TrustSM, Series 1	S-31
The SPDR® Dow Jones Industrial AverageSM ETF Trust	S-34
The SPDR® S&P 500® ETF Trust	S-36
The Vanguard® FTSE Emerging Markets ETF	S-39
The WisdomTree® Japan Hedged Equity Fund	S-42
Additional Terms of the Notes	S-44

Prospectus Supplement
Risk Factors	S-1
Pricing Supplement	S-8
Description of Notes	S-10
Use of Proceeds and Hedging	S-33
Certain ERISA Considerations	S-34
U.S. Federal Income Tax Considerations	S-37
Supplemental Plan of Distribution (Conflicts of Interest)	S-59

Prospectus
About this Prospectus	1
Risk Factors	2
Where You Can Find More Information	3
Special Note Regarding Forward-Looking Statements	4
HSBC USA Inc.	6
Use of Proceeds	7
Description of Debt Securities	8
Description of Preferred Stock	19
Description of Warrants	25
Description of Purchase Contracts	29
Description of Units	32
Book-Entry Procedures	35
Limitations on Issuances in Bearer Form	40
U.S. Federal Income Tax Considerations Relating to Debt Securities	40
Plan of Distribution (Conflicts of Interest)	49
Notice to Canadian Investors	52
Notice to EEA Investors	53
Notice to UK Investors	54
UK Financial Promotion	54
Certain ERISA Matters	55
Legal Opinions	57
Experts	58